SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(date of earliest event reported)
June 10, 2002

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	003-30758	62-12-62580

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Dixie Road, Suite 100, Brampton, Ontario, Canada (address of principal executive offices)		L6T 5P6 (Zip code)

Registrant’s telephone number, including area code (905) 863-0000.

Item 5.     Other Events

On June 10, 2002, Nortel Networks Corporation (“NNC”) announced that the underwriters of the two concurrent public offerings of 25,000 equity units and 550 million of its common shares have exercised their respective over-allotment options to purchase an additional 3,750 prepaid forward purchase contracts and 82.5 million common shares. The related press release is filed as Exhibit 99.1 and is incorporated by reference herein.

NNC owns all of the Registrant’s common shares and the Registrant is NNC’s principal direct operating subsidiary.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits.

99.1	Press Release, dated June 10, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED

By:	/s/ DEBORAH J. NOBLE Deborah J. Noble Corporate Secretary

By:	/s/ BLAIR F. MORRISON Blair F. Morrison Assistant Secretary

Dated: June 11, 2002

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